For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Second Quarter 2018 Results

Delivers FFO at Upper End of Guidance Range

WEST PALM BEACH, Fla., August 1, 2018-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 135 hotels wholly or through joint ventures, today announced results for the second quarter ended June 30, 2018. The company also provided updated guidance for 2018.

Second Quarter 2018 Key Metrics

•
Portfolio Revenue per Available Room (RevPAR) - Increased 0.8 percent to $143, compared to the 2017 second quarter, for Chatham’s 40, wholly owned hotels. Average daily rate (ADR) improved 0.6 percent to $172, and occupancy also rose 0.2 percent to 83 percent.

•	Net Income - Improved $8.4 million to $13.5 million. Net income per diluted share was $0.29 versus $0.13 in the 2017 second quarter.

•	Adjusted EBITDA - Advanced $2.5 million to $37.6 million, at the upper end of its guidance.

•
Adjusted FFO - Rose $2.2 million, to $27.4 million, versus $25.2 million in the 2017 second quarter. Adjusted FFO per diluted share was $0.59, above consensus and compared to guidance of $0.56-$0.59 per share.

•	Operating Margins - Gross operating profit margins declined 50 basis points to 48.9 percent. Hotel EBITDA margins were off 70 basis points to 41.5 percent, within its range of guidance.

•	Balance Sheet - Continued to de-lever, paying down $2.8 million of net debt in the quarter and reducing leverage to 33 percent.

Consolidated Financial Results

The following is a summary of the consolidated financial results for the three and six months ended June 30, 2018. RevPAR, ADR and occupancy for 2018 and 2017 are based on hotels owned as of June 30, 2018 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$13.5	$5.1	$16.4	$9.7
Diluted net income per common share	$0.29	$0.13	$0.35	$0.25
RevPAR	$143	$142	$133	$134
ADR	$172	$171	$167	$167
Occupancy	83%	83%	79%	80%
Adjusted EBITDA	$37.6	$35.1	$64.0	$63.2
GOP Margin	48.9%	49.4%	46.8%	48.3%
Hotel EBITDA Margin	41.5%	42.2%	39.1%	41.1%
AFFO	$27.4	$25.2	$43.9	$43.3
AFFO per diluted share	$0.59	$0.65	$0.95	$1.11
Dividends per share	$0.33	$0.33	$0.66	$0.66

Operating Results

“Our second quarter results finished at the upper end of our FFO per share guidance expectations, driven by a combination of RevPAR growth above the midpoint of our guidance and strong performance by our joint venture portfolios,” said Jeffrey H. Fisher, Chatham’s president and chief executive officer. “In the 2018 second quarter, RevPAR at our joint venture hotels improved 3.3 percent, benefitting from the significant capital invested into the Inland portfolio in 2016 and 2017. Within the Chatham portfolio, as I mentioned last quarter, we're seeing some improving market conditions across the portfolio, especially in markets that have absorbed most of the competitive new supply. In fact, approximately one-third of our hotels saw RevPAR rise more than 5 percent, and approximately one-half of our portfolio saw RevPAR rise more than 3 percent.”

Second quarter RevPAR performance for certain of Chatham’s key markets:

•	Florida hotels saw RevPAR advanced 10.2 percent.

•	Silicon Valley RevPAR rose 0.5 percent to $190.

•	RevPAR jumped 9.6 percent at its four Houston hotels.

•	Two Los Angeles-area hotels experienced a RevPAR increase of 3.5 percent.

•	RevPAR at the company’s three Washington D.C. hotels increased 3.6 percent.

“Markets for us where RevPAR grew more than 5 percent during the quarter were Marina Del Rey and downtown San Diego, Calif.; downtown Washington D.C.; Farmington, Conn.; Maitland, Fla.; Holtsville, New Rochelle and White Plains, NY.; Washington, Pa.; and, finally, San Antonio, Texas,” Fisher commented. “RevPAR growth remains strong thus far in the third quarter, with July RevPAR up approximately 3 percent. However, I should remind everyone that we will face tough comps in September as we will be comparing to strong results in Houston and Florida due to hurricane related business in 2017.”

Gross operating profit margins were down 50 basis points compared to the 2017 second quarter. The primary reason for the margin decline was attributable to payroll and benefit costs that increased 3.5 percent and reduced margins by 30 basis points. Small increases in repair and maintenance costs were offset by reduced utilities costs and travel agency commissions.

“With modest RevPAR growth, as well as the pressure from rising labor costs adversely impacting margins, it is notable that we were able to minimize margin erosion by only 50 basis points,” stated Dennis Craven, Chatham’s chief operating officer. “Our ability to work with Island Hospitality to enhance room revenue, implement other revenue initiatives and aggressively monitor other controllable costs was vital to our performance in the quarter and will benefit us moving forward. Rising labor costs remain the primary contributing factor to our margin erosion, and we are hyper-focused on being as efficient as possible in our labor model.”

Strategic Capital Recycling Program and Hotel Investments

In November 2017, the company contracted to acquire the under-construction, 96-room Residence Inn Charleston Summerville, S.C., for $21 million. The hotel sits adjacent to the 96-room Courtyard by Marriott that Chatham acquired in the same month. These hotels are located in Nexton, an emerging, mixed-use community in the heart of a rapidly expanding area just outside of Charleston. The hotels will be the highest quality and closest accommodations to Volvo’s second American factory which is expected to open later this year. Volvo already announced plans for a second factory on its nearby campus. Chatham expects to close on the acquisition by August 31, 2018. RevPAR at the company’s Courtyard by Marriott Charleston Summerville, S.C., in the 2018 second quarter was up approximately four percent.

During the second quarter, the company substantially completed the renovations of the Homewood Suites Billerica, Mass., and Hyatt Place Pittsburgh. The company commenced the renovation of the Residence Inn Mountain View, Calif., in the second quarter and expects to complete those upgrades during the 2018 third quarter. The company will commence the renovation of the Homewood Suites Dallas, Texas, in the third quarter and expects to complete those improvements in the fourth quarter. Chatham intends to invest approximately $25 million renovating and upgrading its hotels in 2018.

Capital Markets & Capital Structure

As of June 30, 2018, the company had net debt of $525.0 million (total consolidated debt less unrestricted cash). Total debt outstanding was $533.0 million at an average interest rate of 4.6 percent, comprised of $506.0 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $27.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 4.0 percent interest rate.

Chatham’s leverage ratio was approximately 33.3 percent on June 30, 2018, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024 with the earliest maturity in 2021. As of June 30, 2018, Chatham’s proportionate share of joint venture debt and unrestricted cash was $165.4 million and $2.5 million, respectively. At Chatham’s current leverage level, the borrowing cost under the new facility is LIBOR plus 1.65 percent.

On June 30, 2018, as defined in the company’s credit agreement, Chatham’s fixed charge coverage ratio, including its interest in the two joint ventures with Colony NorthStar, was 3.3 times, and total net debt to trailing 12-month corporate EBITDA was 5.4 times. Excluding its interest in the two joint ventures, Chatham’s fixed charge coverage ratio was 3.6 times, and net debt to trailing 12-month corporate EBITDA was 4.7 times.

“During the quarter, we reduced our net debt by $2.8 million, bringing the year-to-date reduction to $6.2 million, and we have also reduced our leverage ratio to 33 percent,” remarked Jeremy Wegner, Chatham’s chief financial officer. “Our cash flow is strong, including distributions from our joint ventures, and we will continue to reduce our net debt until we deploy capital into more accretive hotel investments.”

Joint Venture Investments

During the 2018 second quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $5.1 million and $2.8 million, respectively, compared to 2017 second quarter Adjusted EBITDA and FFO of approximately $4.8 million and $2.7 million, respectively. Both Adjusted EBITDA and Adjusted FFO were $0.1 million above the company’s previous guidance for the quarter.

Chatham received distributions from its joint venture investments of $1.8 million during the 2018 second quarter.

Dividend

Chatham currently pays a monthly dividend of $0.11 per common share. Chatham’s 2018 dividend per share of $1.32 represents approximately 70 percent of its 2018 adjusted FFO per share, based on the midpoint of its guidance for 2018.

2018 Guidance

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

The company’s 2018 guidance reflects the following assumptions:

•	Industrywide RevPAR growth of 1 to 3 percent in 2018

◦	Marriott International forecast North American RevPAR growth of 1 to 2 percent; Hilton Hotels & Resorts estimated North American RevPAR growth of 1 to 3 percent

◦	STR projected industry RevPAR growth of 2.9 percent

•	Acquisition of the 96-room Residence Inn by Marriott Charleston Summerville, S.C., on August 31, 2018, for $21.0 million

•	Renovations commencing at the following hotels:

◦	Residence Inn Mountain View, Calif., commencing in the second quarter

◦	Homewood Suites Dallas, Texas, beginning in the third quarter

◦	Residence Inn Sunnyvale, Calif., #1, Residence Inn Tysons Corner, Va., and the Homewood Suites Farmington, Conn., starting in the fourth quarter

•	No additional acquisitions, dispositions, debt or equity issuance

	Q3 2018	2018 Forecast
RevPAR	$144 to $146	$131 to $133
RevPAR growth	-1.0% to +0.5%	-1.5% to 0.0%
Total hotel revenue	$85.6 to $86.8 M	$310.7 to $315.1 M
Net income	$12.2 to $14.0 M	$28.4 to $32.0 M
Net income per diluted share	$0.26 to $0.30	$0.61 to $0.69
Adjusted EBITDA	$37.6 to $39.2 M	$127.1 to $130.8 M
Adjusted FFO	$27.0 to $28.8 M	$86.0 to $89.7 M
Adjusted FFO per diluted share	$0.58 to $0.62	$1.85 to $1.93
Hotel EBITDA margins	41.0% to 42.0%	38.8% to 39.3%
Corporate cash administrative expenses	$2.3 M	$9.7 M
Corporate non-cash administrative expenses	$1.0 M	$4.2 M
Interest expense (excluding fee amortization)	$6.6 M	$26.1 M
Non-cash amortization of deferred fees	$0.3 M	$1.2 M
Income taxes	$0.0 M	$0.0 M
Chatham’s share of JV EBITDA	$4.8 to $5.0 M	$16.3 to $16.7 M
Chatham’s share of JV FFO	$2.3 to $2.5 M	$6.7 to $7.1 M
Weighted average shares/units outstanding	46.5 M	46.5 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its second quarter 2018 conference later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto either www.chathamlodgingtrust.com or www.streetevents.com or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Wednesday, August 8, 2018, by dialing 1-844-512-2921, reference number 13681589. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 135 hotels totaling 18,519 rooms/suites, comprised of 40 properties it wholly owns with an aggregate of 6,020 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,499 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.
Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•
FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•
EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•
Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.
The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a second-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date hereof, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets:
Investment in hotel properties, net	$1,308,571	$1,320,082
Cash and cash equivalents	8,077	9,333
Restricted cash	27,881	27,166
Investment in unconsolidated real estate entities	22,776	24,389
Hotel receivables (net of allowance for doubtful accounts of $234 and $200, respectively)	6,976	4,047
Deferred costs, net	5,351	4,646
Prepaid expenses and other assets	4,439	2,523
Deferred tax asset, net	30	30
Total assets	$1,384,101	$1,392,216
Liabilities and Equity:
Mortgage debt, net	$504,072	$506,316
Revolving credit facility	27,000	32,000
Accounts payable and accrued expenses	31,358	31,692
Distributions and losses in excess of investments of unconsolidated real estate entities	7,562	6,582
Distributions payable	5,431	5,846
Total liabilities	575,423	582,436
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2018 and December 31, 2017	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 45,876,812 and 45,375,266 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	459	450
Additional paid-in capital	882,752	871,730
Retained earnings (distributions in excess of retained earnings)	(83,079)	(69,018)
Total shareholders’ equity	800,132	803,162
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	8,546	6,618
Total equity	808,678	809,780
Total liabilities and equity	$1,384,101	$1,392,216

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Room	$78,274	$72,801	$144,525	$137,194
Food and beverage	2,212	1,473	4,310	2,975
Other	3,527	2,967	6,554	5,413
Cost reimbursements from unconsolidated real estate entities	2,577	2,402	5,234	4,896
Total revenue	86,590	79,643	160,623	150,478
Expenses:
Hotel operating expenses:
Room	15,945	15,024	30,499	28,529
Food and beverage	1,739	1,212	3,479	2,464
Telephone	415	387	874	795
Other hotel operating	796	710	1,517	1,310
General and administrative	6,781	5,974	12,814	11,628
Franchise and marketing fees	6,575	6,089	12,100	11,391
Advertising and promotions	1,485	1,270	3,050	2,602
Utilities	2,446	2,352	5,146	4,722
Repairs and maintenance	3,637	3,179	7,261	6,431
Management fees	2,807	2,588	5,243	4,835
Insurance	339	295	672	628
Total hotel operating expenses	42,965	39,080	82,655	75,335
Depreciation and amortization	11,921	11,714	23,958	23,718
Impairment loss	—	6,663	—	6,663
Property taxes, ground rent and insurance	6,180	5,573	11,955	10,361
General and administrative	3,547	3,287	7,169	6,555
Other charges	264	15	250	15
Reimbursed costs from unconsolidated real estate entities	2,577	2,402	5,234	4,896
Total operating expenses	67,454	68,734	131,221	127,543
Operating income	19,136	10,909	29,402	22,935
Interest and other income	15	6	17	18
Interest expense, including amortization of deferred fees	(6,667)	(6,773)	(13,298)	(13,765)
Loss on sale of hotel property	(1)	—	(18)	—
Income from unconsolidated real estate entities	1,004	927	250	842
Income before income tax expense	13,487	5,069	16,353	10,030
Income tax expense	—	—	—	(317)
Net income	13,487	5,069	16,353	9,713
Net income attributable to noncontrolling interests	(100)	(35)	(120)	(66)
Net income attributable to common shareholders	$13,387	$5,034	$16,233	$9,647

Income per Common Share - Basic:
Net income attributable to common shareholders	$0.29	$0.13	0.35	$0.25
Income per Common Share - Diluted:
Net income attributable to common shareholders	$0.29	0.13	$0.35	0.25
Weighted average number of common shares outstanding:
Basic	45,867,625	38,525,306	45,811,023	38,443,663
Diluted	46,084,688	38,749,661	46,006,561	38,659,189
Distributions paid per common share:	$0.33	$0.33	$0.66	$0.66

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Funds From Operations (“FFO”):
Net income	$13,487	$5,069	$16,353	$9,713
Loss on sale of hotel property	1	—	18	—
Depreciation	11,863	11,661	23,841	23,611
Impairment loss	—	6,663	—	6,663
Adjustments for unconsolidated real estate entity items	1,757	1,763	3,434	3,234
FFO attributable to common share and unit holders	27,108	25,156	43,646	43,221
Other charges	264	15	250	15
Adjustments for unconsolidated real estate entity items	3	8	15	15
Adjusted FFO attributable to common share and unit holders	$27,375	$25,179	$43,911	$43,251
Weighted average number of common shares and units
Basic	46,230,092	38,795,416	46,158,176	38,707,640
Diluted	46,447,156	39,019,771	46,353,714	38,923,165

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$13,487	$5,069	$16,353	$9,713
Interest expense	6,667	6,773	13,298	13,765
Income tax expense	—	—	—	317
Depreciation and amortization	11,921	11,714	23,958	23,718
Adjustments for unconsolidated real estate entity items	4,052	3,825	7,962	7,137
EBITDA	36,127	27,381	61,571	54,650
Impairment loss	—	6,663	—	6,663
Loss on sale of hotel property	1	—	18	—
EBITDAre	36,128	34,044	61,589	61,313
Other charges	264	15	250	15
Adjustments for unconsolidated real estate entity items	25	28	14	42
Share based compensation	1,196	999	2,114	1,786
Adjusted EBITDA	$37,613	$35,086	$63,967	$63,156

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2018	2017	2018	2017

Net Income		$13,487	$5,069	$16,353	$9,713
Add:	Interest expense	6,667	6,773	13,298	13,765
	Income tax expense	—	—	—	317
	Depreciation and amortization	11,921	11,714	23,958	23,718
	Corporate general and administrative	3,547	3,287	7,169	6,555
	Other charges	264	15	250	15
	Impairment loss	—	6,663	—	6,663
	Loss on sale of hotel property	1	—	18	—
Less:	Interest and other income	(15)	(6)	(17)	(18)
	Income from unconsolidated real estate entities	(1,004)	(927)	(250)	(842)
	Adjusted Hotel EBITDA	$34,868	$32,588	$60,779	$59,886